As filed with the Securities and Exchange Commission on August 30, 1996

                                                           Registration No._____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           PAGING PARTNERS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                               22-3281446
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              Freehold Office Plaza
                         4249 Route 9 North, Building 2
                           Freehold, New Jersey 07728
                                 (908) 409-7088
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                             1994 Stock Option Plan
                              (Full Title of Plan)

                                 ---------------

RICHARD J. GIACCHI                            Copy to:  VINCENT J. McGILL, ESQ.
Freehold Office Plaza                                   PHILLIPS NIZER BENJAMIN
4249 Route 9 North, Building 2                           KRIM & BALLON LLP
Freehold, New Jersey 07728                              666 Fifth Avenue
(908) 409-7088                                          New York, New York 10103
(Name, address, including zip code and                  (212) 977-9700
 telephone number, including area code,
 of agent for service)

- -------------------------------------------------------------------------------------------
                                 CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------
Title of each class of    Amount     Proposed Maximum     Proposed Maximum       Amount of
   securities to be        to be    Offering Price Per   Aggregate Offering    Registration
      registered        registered     Security (1)           Price(1)             Fee
- -------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share       450,000        $1.6875            $759,375.00          $261.85
===========================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock, as reported by the Nasdaq SmallCap Market on August 20, 1996.

================================================================================

                                     PART II

Item 3. Incorporation of Certain Documents by Reference.

        The following documents heretofore filed by the Company with the Commission (File No. 1-13002) pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as amended by Form 10-KSB/A.

(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

(3) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996.

(4) The description of the Company's common stock in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as filed with the Commission on April 12, 1994.

(5) The Company's 1994 Stock Option Plan and Form of Stock Option Agreement, as filed with the Commission on April 12, 1994, as subsequently amended.

        In addition to the foregoing, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

        The Company will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to: Paging Partners Corporation, Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, (908) 409-7088, Attention: Mr. Richard J. Giacchi.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Counsel and Experts.

        Monte Engler, a director of the Company, is a partner at the law firm Phillips Nizer Benjamin Krim & Ballon LLP, which performs services for the Company.

Item 6. Indemnification of Directors and Officers.

        The Company has included in its Certificate of Incorporation provisions to limit the personal liability of its officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that Directors of the Company will not be personally liable for monetary damages for breach of their fiduciary duty of directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The By-Laws of the Company also provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

        The indemnification provided by the Company's By-laws would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the company pursuant its Certification of Incorporation or By-laws, or the Delaware General Corporation Law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

5       Opinion of Phillips Nizer Benjamin Krim & Ballon LLP.

23.1    Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
        Exhibit 5).

23.2    Consent of Berenson & Company L.L.P.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and to treat the offering of such securities at that time to be to be the initial bona fide offering thereof.

3. To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of August, 1996.

                   PAGING PARTNERS CORPORATION


                   By:/s/ Richard J. Giacchi
                      -----------------------------
                      Richard J. Giacchi, President

       Signature                      Titles                          Date
       ---------                      ------                          ----

/s/ Leonard D. Fink         Chairman of the Board of Directors   August 30, 1996
- -------------------------
Leonard D. Fink


/s/ Richard J. Giacchi      President, Director and Principal    August 30, 1996
- -------------------------   Executive Officer
Richard J. Giacchi


/s/ Jeffrey M. Bachrach     Vice President, Treasurer,           August 30, 1996
- -------------------------   Assistant Secretary, and
Jeffrey M. Bachrach         Principal Financial and
                            Accounting Officer

/s/ Robert Davidoff         Director                             August 30, 1996
- -------------------------
Robert Davidoff


/s/ Monte Engler            Director                             August 30, 1996
- -------------------------
Monte Engler


/s/ Rochelle B. King        Director                             August 30, 1996
- -------------------------
Rochelle B. King

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    EXHIBITS

                                       to

                         FORM S-8 REGISTRATION STATEMENT

                                    under the

                       SECURITIES ACT OF 1933, as amended

                              File No. 33-________


                           PAGING PARTNERS CORPORATION

                                  EXHIBIT INDEX

Exhibit No.      Exhibit
- -----------      -------

5 Opinion of Phillips Nizer Benjamin Krim & Ballon LLP regarding legality.

23.1 Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in Exhibit 5).

23.2             Consent of Berenson & Company LLP.